                                                                 Execution Copy


                                  RESORTS INTERNATIONAL, INC.
                                       1133 Boardwalk
                                 Atlantic City, New Jersey 08401



                                        Dated as of January 26, 1994


Sun International Hotels Limited
c/o Sun International Management (U.K.) Ltd.
Gravel Hill, Badgemore House
Henley-On-Thames
Oxfordshire RG9 4NR
United Kingdom

Attn:     Mr. Howard B. Kerzner

Dear Mr. Kerzner:

     Resorts International, Inc. ("Resorts") and Sun International Hotels Limited ("Sun") are parties to the Purchase Agreement dated as of October 11, 1993, as amended November 30, 1993 (the "Purchase Agreement"), regarding the purchase and sale of the capital stock of Resorts International (Bahamas) 1984 Limited ("RIB") and certain assets related to the Paradise Island Business. All capitalized terms used in this letter without definition shall have the meanings set forth in the Purchase Agreement.

     This letter amends the terms of the Purchase
Agreement as follows:

     1. Section 6.03(a) of the Purchase Agreement is hereby amended by deleting the date "February 15, 1994" contained therein and substituting therefor "March 21, 1994".

     2. Section 10.01(h)(ii) of the Purchase Agreement is hereby amended by deleting the date "February 15, 1994" contained therein and substituting therefor "March 21, 1994".



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     3.     From March 15, 1994, Seller agrees, upon
request of Buyer, to cause RIB to incur up to $3 million of expenditures, accrued and incurred subsequent to March 15, 1994, relating to the redevelopment of the Paradise Island
Business (the "Development Expenditures"), such Development
Expenditures to include, without limitation, professional fees, mechanical and electrical repairs and improvements, infrastructure repairs and improvements, construction of mock-up rooms, purchases of material and similar redevelopment type expenditures; PROVIDED, HOWEVER, BUYER
AND SELLER AGREE THAT FROM MARCH 15, 1994, TO MARCH 21,
1994, RIB SHALL ONLY BE OBLIGATED TO ACCRUE OR INCUR
DEVELOPMENT EXPENDITURES UP TO $250,000. Buyer and Seller agree that all such Development Expenditures shall be recorded on the books and records of the Paradise Island
Business in accordance with GAAP and shall be properly reflected in the Preliminary Closing Date Balance Sheet and the Closing Date Balance Sheet in accordance with the terms of the Purchase Agreement; PROVIDED, HOWEVER, any
Development Expenditures that would not otherwise appear on the Preliminary Closing Date Balance Sheet and the Closing
Date Balance Sheet as an Adjusted Currnet Asset shall be automatically counted as an Adjusted Current Asset on the Preliminary Closing Date Balance Sheet and the Closing Date
Balance Sheet for the purposes of calculating the adjustments set forth in Section 2.05 of the Purchase
Agreement.

     4. Buyer and Seller acknowledge that in the event Closing under the Purchase Agreement does not occur (other than as a result of a breach by Buyer), Buyer shall not have any responsibility or liability for any Development Expenditures incurred by RIB in accordance with this letter.

     If this letter agreement accurately sets forth the agreement between the parties with respect to the matters set forth herein, please execute this letter agreement in the space indicated below and return an original signature page to each of the other persons named below.

                                    Very truly yours,

                                    RESORTS INTERNATIONAL, INC.


                                    By: ____________________________
                                        Name:
                                        Title


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Accepted acknowleged and
agreed to:


SUN INTERNATIONAL HOTELS LIMITED


By: __________________________________
      Name:
      Title:



Consented to, in accordance with
Section 10.05 of the Purchase Agreement:

FIDELITY MANAGEMENT & RESEARCH COMPANY


By: ___________________________________
      Name:
      Title:


TCW SPECIAL CREDITS

By:   TCW Asset Management Co., its
      managing partner


By: ____________________________________
      Name:
      Title:



By: _____________________________________
      Name:
      Title:


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